UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2021

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
7000 Marina Blvd., Brisbane, California 94005
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 18, 2021, Sangamo Therapeutics, Inc. (the “Company” or “Sangamo”) entered into an Amended and Restated Office/Laboratory Lease (the “Lease”) with Point Richmond R&D Associates II, LLC (the “Landlord”) for the lease of approximately 51,488 square feet of rentable area of the building located at 501 Canal Boulevard, Point Richmond, California (the “Premises”), which the Company currently occupies and utilizes as research and office space.
The initial term of the Lease runs from October 1, 2021 through August 31, 2031 (the “Initial Term”), extending the expiration date of the Company’s preexisting lease for the Premises for an additional five years. In addition, the Company will lease an additional 7,997 square feet of office space at the same location (together with the Premises, the “Combined Premises”) from November 1, 2021 through the expiration of the Initial Term. Monthly base rent for the Combined Premises will escalate from approximately $125,275, the base rent for the month of October 2021, to approximately $187,250 over the course of the Initial Term. The aggregate estimated rent payments due over the Initial Term of the Lease is approximately $19.6 million. The Landlord will contribute approximately $2.6 million during the Initial Term toward tenant improvements.
Subject to certain conditions, Sangamo shall have the option to extend the Term of the Lease one time for an additional period of 60 months (the “Extension Option”). The Extension Option will be upon the same material terms and conditions as the Lease, except that the initial monthly base rent for the Combined Premises will be equal to the greater of (i) the then-prevailing market rent as determined pursuant to the terms of the Lease and (ii) the monthly base rent in effect as of the expiration of the Initial Term, in each case subject to a three percent (3%) annual increase during the term of the Extension Option.
The foregoing description of the material terms of the Lease does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lease that will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: October 22, 2021	By:	/s/ Scott Willoughby
	Name:	Scott Willoughby
	Title:	Senior Vice President, General Counsel and Corporate Secretary